Exhibit 10.55

September 13, 2016

Mr. Fred Newton
Apollo Education Group, Inc.
4025 South Riverpoint Parkway
Phoenix, Arizona 85040

Dear Fred:

As we have discussed, my employment agreement provides for an annual equity award for the 2017 fiscal year to be made in August 2016.

Because of the contemplated transaction involving the Company, I agree that this annual equity award may be granted later during the 2017 fiscal year instead of during August 2016. If the transaction does not occur, we have agreed that my annual equity award for the 2017 fiscal year will be granted during the 2017 fiscal year at the same time such awards are made to other executive officers of the Company and with the vesting schedule contemplated by my employment agreement (i.e., 50% vesting in August 2017, 25% vesting in August 2018 and 25% vesting in August 2019).

Sincerely,

/s/ Gregory W. Cappelli

Gregory W. Cappelli

Accepted and agreed:

Apollo Education Group, Inc.

By:	/s/ Fred Newton

Its:	Senior Vice President, Chief Human Resources Officer

Date:	9/13/2016